UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 21, 2004

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

Our news release with respect to the issuance of a promissory note is appended to this Current Report on Form 8-K as exhibit 99.1.

We issued a non negotiable promissory note with a principal amount of $750,000, resulting in net proceeds of $675,000, before the deduction of a $75,000 commitment fee and other expenses. The note bears interest at eight percent per annum and is repayable by August 13, 2004.

Item 7. Financial Statements and Exhibits.

Exhibits

10.1 Unsecured Short-Term Promissory Note dated April 15, 2004, issued to Cornell Capital Partners, LP

99.1 News release issued by the Registrant on April 21, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finkelstein
By: Jeff Finkelstein
Chief Financial Officer

Date: April 28, 2004